                   YEARLY RENEWABLE TERM REINSURANCE AGREEMENT
                            Effective: March 1, 1996

                                     between

                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY
                            Worcester, Massachusetts

                                       and

                  NORTHWESTERN NATIONAL LIFE INSURANCE COMPANY
                             Minneapolis, Minnesota


                        JOHN B. COLLINS ASSOCIATES, INC.

                            8300 Norman Center Drive

                          Minneapolis, Minnesota 55437

                   YEARLY RENEWABLE TERM REINSURANCE AGREEMENT
                            Effective: March 1, 1996

                                     between

                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY
                            Worcester, Massachusetts

                                       and

                  NORTHWESTERN NATIONAL LIFE INSURANCE COMPANY
                             Minneapolis, Minnesota

                                      INDEX

                                               ARTICLE        PAGE
                                               -------        ----
Access to Records                                 11           11
Arbitration                                       15           12
Automatic Reinsurance                              3            2
Basis of Reinsurance                               3            2
Claims                                             5            5
Currency                                          13           11
DAC Tax Regulation                                 7            9
Definitions                                        2            1
Delays                                            12           11
Effective Date                                    16           13
Errors                                            12           11
Extra Contractual Obligations                      9           10
Facultative Reinsurance                            3            3
General Provisions                                 3            3
Integration                                       19           14
Insolvency                                        14           12
Intermediary                                      18           14
Liability of Northwestern National                 4            4
Notices                                           17           13
Offset                                            10           11
Omissions                                         12           11
Payments in Excess of Policy Limits                9           10
Parties to the Agreement                           1            1
Premium Accounting                                 6            7
Recapture                                          8           10
Reinsurance Premiums                               6            7
Retention                                          8           10
Term and Termination                              16           13

                                    SCHEDULES

                    A   Policy and Rider Forms Subject to this Agreement
                    B   Retention of First Allmerica Financial
                    B   Automatic Reinsurance in Northwestern National
                    C   Schedule of Premium Rates and Supplemental Benefits

                    YEARLY RENEWAL TERM REINSURANCE AGREEMENT

                                     between

                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY
                            Worcester, Massachusetts
                (hereinafter called "First Allmerica Financial")

                                       and

                  NORTHWESTERN NATIONAL LIFE INSURANCE COMPANY
                             Minneapolis, Minnesota
                  (hereinafter called "Northwestern National")

                                    ARTICLE I

PARTIES TO THE AGREEMENT

This Agreement is solely between First Allmerica Financial and Northwestern National. It shall not create any right, interest or relationship to or with anyone other than First Allmerica Financial or Northwestern National, including without limitation, any insured individual, beneficiary, policy owner, applicant, or assignee under any Policy issued by First Allmerica Financial.

                                    ARTICLE 2

DEFINITIONS

"Agreement"            Agreement shall include this document and all schedules,
                       exhibits and amendments identified in the Table of Contents and/or attached hereto.

"Claim" Claims shall mean loss or losses sustained by any Insured Individual for which coverage is sought under any Policy reinsured pursuant to this Agreement.

"Effective Date"       Effective Date is the date First Allmerica Financial and
                       Northwestern National enter into this Agreement as outlined in ARTICLE 16.

"Insured Individual"   A person eligible for benefits under the Policy forms
                       reinsured pursuant to this Agreement and included on SCHEDULE A.

"Jumbo Risk"           For the purpose of this Agreement, a jumbo risk is one
                       with respect to which commonly accepted underwriting evidence of insurability indicates that the proposed insured's total life insurance in force and applied for from all insurers exceeds the amounts outlined on SCHEDULE B.

"Policy" The Policy underwritten and issued and/or amended by First Allmerica Financial to an Insured Individual and Rider issued by First Allmerica Financial shall be identified on SCHEDULE A.

                                    ARTICLE 3

BASIS OF REINSURANCE

This reinsurance shall be on the yearly renewable term basis.

AUTOMATIC REINSURANCE

On and after the Effective Date of this Agreement, First Allmerica Financial shall cede and Northwestern National shall accept life reinsurance of First Allmerica Financial's liability subject to the following:

     1. the Policy forms underwritten and issued by First Allmerica Financial shall be identified on SCHEDULE A; and

     2. the Policy forms assumed and retroceded by First Allmerica Financial that were underwritten and issued by Allmerica Financial Life Insurance and Annuity Company, a subsidiary of First Allmerica Financial, shall be identified on SCHEDULE A; and

     3. the Policy forms identified on SCHEDULE A shall be based on First Allmerica Financial's underwriting rules and practices that were reviewed with and approved by Connecticut General Life Insurance Company (hereinafter called "Lead Reinsurer") as of the Effective Date of this Agreement; and

     4. First Allmerica Financial's issue and Retention Limit and Northwestern National's Maximum Liability for each Insured Individual shall be as set forth on SCHEDULE B and First Allmerica Financial must retain its maximum retention limit for the policy; and

     5. the total amount of insurance, including base policy and any term riders on the life of an Insured Individual in force or being applied for in all insurance companies shall not exceed the Jumbo Risk Limits set forth on SCHEDULE B; and

     6. such reinsurance is not being submitted to any reinsurer on a facultative basis; and

     7.   the terms, conditions and restrictions contained in this Agreement.

FACULTATIVE REINSURANCE

For any Policy that exceeds the limits set forth on SCHEDULE B or for any Policy that will be issued that is not based on the underwriting guidelines, limits and rules provided for in the Automatic Reinsurance section of this Article, First Allmerica Financial shall submit such reinsurance coverage proposal to the Lead Reinsurer for consideration. The information to be submitted to the Lead Reinsurer shall be on such form acceptable to the Lead Reinsurer and shall include any and all underwriting information required by the Lead Reinsurer.

No reinsurance coverage for the Policy described in the immediately preceding paragraph shall be provided by Northwestern National unless and until a written offer is provided to First Allmerica Financial by the Lead Reinsurer setting forth the terms and conditions upon which the Lead Reinsurer and Northwestern National will provide coverage and First Allmerica Financial provides written acceptance of those terms and conditions. Written acceptance by First Allmerica Financial must take place within one hundred twenty (120) days or within the time period set forth in the Lead Reinsurer's written offer, if different. Any change to the terms of the Lead Reinsurer's written offer that are requested by First Allmerica Financial shall require the acceptance in writing of the Lead Reinsurer. Northwestern National's twenty percent (20%) share of the agreed reinsurance coverage shall then take effect as of the date of the Lead Reinsurer's written offer unless the parties agree otherwise in writing

GENERAL PROVISIONS

The Policy forms identified on SCHEDULE A were reviewed and approved by the Lead Reinsurer prior to the Effective Date of this Agreement. First Allmerica shall provide written notice to Northwestern National of its intention to issue new or revised Policy forms if it intends such forms to be covered under this Agreement. Northwestern National shall be entitled to thirty (30) calendar days following receipt of such notice in which to review such new or revised forms provided; however, that Northwestern National shall be deemed to have approved any changes in policy forms that are mandated by a State Insurance Department. If Northwestern National fails to provide written notice within the thirty (30) calendar day review period of its decision to deny approval, Northwestern National shall be deemed to have provided approval on the basis that First Allmerica Financial requested.

First Allmerica shall provide written notice to Northwestern National of any revisions in the underwriting rules and practices of First Allmerica Financial. Northwestern National shall be entitled to thirty (30) calendar days following receipt of such notice in which to review such revised rules and/or practices. If Northwestern National fails to provide written notice within the thirty (30) calendar review period that the revised rules and/or practices are not acceptable, the revised rules and/or practices shall be deemed to be acceptable to Northwestern National.

First Allmerica Financial shall notify Northwestern National in writing within ninety (90) calendar days of any change in any Policy reinsured under this Agreement which affects the underwriting classification of the Policy and/or exceeds the limits provided on SCHEDULE B. Northwestern National shall be entitled to thirty (30) calendar days following receipt of such notice in which to review the change in underwriting classification of the Policy and/or limits of the Policy. If Northwestern National fails to provide written notice within the thirty (30) calendar day review period that it will not accept the change in the Policy which affects the underwriting classification and/or the limits which exceed the limits set forth on SCHEDULE B, the change(s) shall be deemed to be acceptable to Northwestern National.

Northwestern National shall not participate in loans on any Policy reinsured under this Agreement.

                                    ARTICLE 4

LIABILITY OF NORTHWESTERN NATIONAL

Northwestern National's liability shall follow that of First Allmerica Financial in every case, and be subject in all respects to the general stipulations, terms, clauses, conditions, waivers and modifications of the Policy forms issued by First Allmerica Financial and identified on SCHEDULE A.

Northwestern National's liability to First Allmerica Financial for the amount of reinsurance due and payable shall be based on the net amount at risk at the time of the Insured Individual's death.

The reinsurance net amount at risk is defined to be the reinsurance face amount less an appropriate percentage of the policy's total account value (certificate value) at the end of the prior policy year. The appropriate percentage is sixty percent (60%) of the Lead Reinsurer and twenty percent (20%) for Northwestern National.

     1 The reinsurance net amount at risk for the first policy year equals the reinsurance face amount.

     2. The reinsurance face amount equals sixty percent (60%) of the policy's face amount for the Lead Reinsurer and twenty percent (20%) for Northwestern National.

     3. If the policy has Option Two (2) for the death benefit the reinsurance face amount remains level for all policy years.

     4. Changes in the account value between anniversaries will not impact the reinsurance net amount at risk for the policy year. The reinsurance net amount at risk will be calculated on each anniversary and remain constant during the policy year unless a specific reduction in coverage occurs. If such a reduction occurs, a premium refund will result and a new reinsurance net amount at risk will be calculated using the account value on the prior policy anniversary. Increases in coverage will be treated as new business starting from the effective date of the increase.

     5. Should the Minimum Death Benefit apply when an insured dies, an appropriate adjustment will be made in the reinsurance death benefit.

     6. As this is a first dollar quota share reinsurance agreement, there will be no minimum reinsurance issue amounts, nor will there be a minimum reinsurance net amount at risk at renewal.

Northwestern National shall have no liability under supplementary benefit riders for Disability Waiver of Premium, Accidental Death Benefits, Other Insured Rider, or Dependent coverages attached to policies reinsured under this Agreement.

A Claim is deemed to be paid on the date when First Allmerica Financial's payment, check or draft is issued, or when amounts to satisfy the payment are made available by First Allmerica Financial to the payee.

In the event that the amount of the Claim is increased or decreased due to misstatement of age or sex of Insured Individual discovered after such Claim, Northwestern National's liability for the increase or decrease shall be determined in accordance with its share of liability under the Policy set forth in Paragraph 2 and 3 of ARTICLE 4.

Northwestern National shall not be responsible for reinsurance on any Claim or excess payment which is the result of negligence or criminal act or omissions of an employee, agent, broker officer or director of First Allmerica Financial.

This Agreement does not apply to and specifically excludes the salaries, administrative, office expenses and any other expenses incurred by First Allmerica Financial while issuing Policy forms identified on SCHEDULE A.

This Agreement shall apply only to Policy forms identified on SCHEDULE A that cover Insured Individuals that are domiciled in the United States of America, the District of Columbia and the province of Canada in which First Allmerica is properly licensed and authorized to do business unless the Policy form issued by First Allmerica Financial specifically provides coverage outside the aforesaid territorial limits, subject to written notice or approval by Northwestern National.

In no event shall Northwestern National have any reinsurance liability unless the Policy form identified on SCHEDULE A, underwritten and issued by First Allmerica Financial is in force and the issuance of such Policy form constitutes the doing of business in a state of the United States of America and/or province of Canada in which First Allmerica Financial is properly licensed and authorized to do business.

                                    ARTICLE 5

CLAIMS

First Allmerica Financial is solely responsible for payment of Claims under the Policy forms identified on SCHEDULE A.

Northwestern National reserves the right to require First Allmerica to provide documentation relating to any Claim payment made by First Allmerica Financial prior to the payment of any reinsurance. If Northwestern National requires documentation, it shall make payment of any reinsurance which it determines to be due and payable to First Allmerica Financial within thirty (30) calendar days after receiving the required documentation and will pay one lump sum to First Allmerica Financial, regardless of the method of settlement under the original policy.

First Allmerica Financial shall provide written notice to Northwestern National of any Claim which may impact the reinsurance coverage under this Agreement within thirty (30) calendar days of receipt of notification of claim. First Allmerica Financial shall also provide prompt notice to Northwestern National of all subsequent significant developments relating to such Claim. Inadvertent oversight or omission in the provision of such notice shall not relieve Northwestern National of liability provided First Allmerica informs Northwestern National of such oversight or omission promptly upon its discovery.

Northwestern National shall have the right to associate with First Allmerica Financial in the control of the Claim, including investigation, contest, denial or litigation of such Claim, and upon exercising such right, First Allmerica Financial and Northwestern National shall cooperate in every respect in regard to the response to such Claim. In addition, where Northwestern National bears the majority of the risk, Northwestern National may elect to assume full control of the Claim. If Northwestern National elects to assume full control of the Claim, First Allmerica Financial may pay its share of the applicable limits of the Policy at that time and be relieved of any further obligation in respect of the Claim. If First Allmerica Financial does not make this payment then it will be bound to pay its share of any payment under the Policy, together with its share of the expenses as described in Paragraph 5 of ARTICLE 5 and any interest charges that may be incurred in connection with the Claim.

First Allmerica Financial shall notify Northwestern National of its intention to contest or deny a Claim which may involve the reinsurance coverage under this Agreement before any notice of contest or denial is provided to the claimant. Northwestern National shall then have thirty (30) calendar days within which to advise First Allmerica Financial whether it agrees that the claim should be contested or denied. If Northwestern National does not agree that the claim should be contested or denied, then it shall pay to First Allmerica Financial the full amount of the reinsurance on the risk reinsured, as set forth in
ARTICLE 4, and Northwestern National shall have no further obligation in respect to such claim. If Northwestern National agrees that the claim should be contested or denied, then Northwestern National shall pay its share of the following in accordance with its share of liability under the Policy set forth in Paragraph 2 and 3 of ARTICLE 4:

     1. Expenses incurred by First Allmerica Financial in investigating, contesting, litigating or otherwise resisting the Claim, excluding salaries and expenses of employees, officers and agents of First Allmerica Financial and ordinary overhead expenses of First Allmerica Financial, and costs of third party administrators acting on behalf of First Allmerica Financial; and

     2. Interest which is paid by First Allmerica Financial in respect of the Claim. If the denial of a Claim results in an award verdict or judgment against

          First Allmerica Financial, where Northwestern National has agreed with the claim denial, and First Allmerica Financial intends to appeal the verdict or judgment, written notice of the intention to appeal shall be provided to Northwestern National. Northwestern National shall be entitled at that time to pay its share of judgment, together with any expenses and interest as set forth above, and to have no further obligation in connection with such Claim. If Northwestern National does not pay its share of the judgment and any expenses and interest due at that time, Northwestern National shall pay its share of the expenses associated with the appeal of the judgment or verdict, together with its share of any additional interest charges that may accrue during the appeal.

                                    ARTICLE 6

REINSURANCE PREMIUMS AND PREMIUM ACCOUNTING

Prior to the last day of each month First Allmerica Financial shall submit to Northwestern National a statement for the reinsurance premiums due Northwestern National. Such premiums shall be based on the rate schedule set forth on SCHEDULE C and shall include the following:

     1.   Premiums due on Policies issued since the last billing statement.

     2. Premiums due on renewing Policies with renewal dates from the prior month.

     3.   Premium adjustments as further described in this ARTICLE.

First Allmerica Financial shall remit amounts due Northwestern National with the monthly statement.

First Allmerica Financial agrees to provide information to Northwestern National concerning each Insured Individual that was issued a Policy subject to this Agreement and under which Northwestern National has agreed to accept reinsurance. Such information shall be provided not later than ninety (90) calendar days following the date on which the policy is issued by First Allmerica Financial and may be on any form acceptable to Northwestern National; provided, however that the following information shall be provided on each Insured Individual:

     Policy Number
     Insured Name (Last, First, Middle Initial)
     Date of Birth
     Policy Date
     Amount of Reinsurance
     Amount of the current Policy
     Retention Amount
     Plan Code or Plan of Insurance
     Submission Basis (Automatic or Facultative)
     Termination Date

     Sex
     Net Amount at Risk
     Mortality Assessment
     Flat Extra Rating
     Smoker Code (Smoker or Non-Smoker)
     Original Policy Date

If a discrepancy exists between records maintained by First Allmerica Financial and Northwestern National, it shall be resolved within ninety (90) calendar days following written notice delivered by the party discovering such discrepancy to the other party. If the discrepancy is not resolved, Northwestern National shall not be liable for any increase liability attributable to the discrepancy.

First Allmerica Financial shall notify Northwestern National in writing within ninety (90) calendar days of any adjustment resulting from a change in a Policy form including termination, reduction or increase in benefits. Any adjustment shall be made during the next accounting statement.

Northwestern National shall refund to First Allmerica Financial the unearned portion of the reinsurance premium, with the exception of the annual fee, which will not be subject to a pro rata refund, for the period from the date of death, or change or termination of the policy to the paid premium date.

First Allmerica Financial shall pay insurance premiums on any reinstated Policy on the same basis that it collected premiums from the Insured Individual.

Whenever reinsurance hereunder is reinstated, First Allmerica Financial will pay Northwestern National the proportionate part of the reinsurance premium, based on the premiums payable for the year of reinstatement, for the period from the date of reinstatement to the policy anniversary date next following. Thereafter, reinsurance premiums will be payable in accordance with this Article.

The monthly payment of reinsurance premiums by First Allmerica Financial shall be a condition precedent to any liability by Northwestern National under the terms and conditions of the Agreement. If the monthly reinsurance premium payment is not paid by First Allmerica Financial pursuant to this ARTICLE, Northwestern National shall have the right to terminate reinsurance under this Agreement. If Northwestern National elects to exercise its right of termination, Northwestern National shall provide written notice to First Allmerica Financial not less than thirty (30) calendar days prior to termination. If all monthly reinsurance premiums in arrears, including any which may fall due within the thirty (30) calendar day period, are not received by Northwestern National prior to the expiration date of such period, Northwestern National shall be relieved of all liability incurred after the termination date. The reinsurance so terminated may be reinstated by Northwestern National at any time within sixty
(60) calendar days following such termination if First Allmerica Financial makes payment of all reinsurance premiums due and payable up to the date of reinstatement, it shall have no liability incurred between the date of termination and the reinstatement date.

Northwestern National's right to terminate reinsurance pursuant to this ARTICLE shall be without prejudice to its right to collect monthly reinsurance premiums for the period that reinsurance was in force prior to the expiration of the thirty (30) calendar day notice. Pursuant to ARTICLE 10 of this Agreement, Northwestern National may set off against amounts due First Allmerica Financial the amount of monthly reinsurance premiums in arrears, up to and including the termination date.

First Allmerica Financial shall not force termination under the provisions of Paragraph 9 above to transfer the reinsured block of business to another reinsurer.

Premiums for reinsurance under this Agreement shall be computed based on the rates contained on SCHEDULE C. The renewal rates which are guaranteed for the life reinsurance are the greater of (a) the rates contained in SCHEDULE C, and
(b) the premium calculated based on the 1980 CSO Table with the maximum valuation interest rate permitted for the underlying contract under the National Association of Insurance Commissioners' Standard Valuation Law.

                                    ARTICLE 7

DAC TAX REGULATION

Northwestern National and First Allmerica Financial hereby make an election pursuant to Treasury Regulation Section 1.848-2(g)(8). This election shall be effective for the taxable year ending December 31, 1996 and for all subsequent taxable years for which the Agreement remains in effect, and it is applicable only with respect to risks reinsured under this Agreement that are assumed under a "specified insurance contract" as defined in Treasury Regulation Section 1.848-1(b).

The terms used in this ARTICLE are defined by reference to Regulation Section 1.848-2 promulgated on December 28, 1992.

The Party with net positive consideration for the Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to the Agreement without regard to the general deductions limitation of Section 848(c)(1) of the Internal Revenue Code of 1986, as amended.

The parties agree to exchange information pertaining to the amount of net consideration under the Agreement each year to ensure consistency. To achieve this First Allmerica Financial shall provide Northwestern National with a schedule of its calculation of the net considerations for all reinsurance agreements in force between them for a taxable year by no later than May 1 of the succeeding year. Northwestern National shall advise First Allmerica Financial if it disagrees with the amounts provided by First Allmerica Financial no later than May 31, otherwise the amounts will be presumed correct and shall be reported by both parties in their respective tax returns for such tax year. If Northwestern National contests First Allmerica Financial's calculation of the net consideration, the Parties agree to act in good faith to resolve any differences within thirty (30) days of the date Northwestern National submits its alternative calculation and report the amounts agreed upon in their respective tax returns for such year.

The Parties shall attach to their respective federal income tax returns a schedule specifying that the joint election herein has been made for this Agreement.

Northwestern National represents and warrants that it is subject to United States taxation under either Subchapter L or Subpart F or Part III of Subchapter N of the Internal Revenue Code of 1986, as amended.

                                    ARTICLE 8

RETENTION AND RECAPTURE

First Allmerica Financial shall have the right to increase or decrease the Retention Limit under this Agreement by providing thirty (30) days written notice to Northwestern National. Such increase or decrease shall be applicable only to new Policies issued on and after the effective date of such increase or decrease.

First Allmerica Financial shall have no right to recapture existing reinsurance in the event of its increase in Retention Limit.

Whenever a policy upon which reinsurance is based is reduced or terminated, the reinsurance will be reduced proportionately as of the date of such reduction or termination. If reinsurance has been affected more than one company, the reduction in the reinsurance provided by Northwestern National will be that proportion of the total amount of the reduction which the reinsurance provided by Northwestern National is of the total amount reinsured. Reinsurance will be terminated on a last in, first out basis and facultative amounts should be reduced first.

Reinsurance under this agreement will not be affected by reductions or terminations in other insurance or reinsurance.

                                    ARTICLE 9

EXTRA CONTRACTUAL OBLIGATIONS AND PAYMENTS IN EXCESS OF POLICY LIMITS

In no event will Northwestern National have liability for any payment by First Allmerica Financial in excess of the limits of the Policy, or any damages, fees, or expenses, or portion thereof, which have been assessed against First Allmerica Financial by any court on the basis of negligence, oppression, malice, fraud, fault, wrongdoing, or bad faith by First Allmerica Financial in connection with any Claim, nor any act or omissions not consistent with the generally accepted practices and standards of the life insurance industry applicable at the time of such act or omission, unless Northwestern National shall have received notice of and concurred with the actions taken or not taken by First Allmerica Financial which led to the payment or assessments, in which case Northwestern National shall pay its share of the such payment or assessment. Said notice and concurrence will be deemed to exist where, pursuant to Article 5, First

Allmerica Financial notified Northwestern national of its intention to contest or deny the claim and Northwestern National agreed with First Allmerica Financial that the claim should be contested or denied. Northwestern National's "share" of any expenses, damages and fees, as described in this ARTICLE, will be the proportional amount of these items determined by the ratio of reinsurance held by Northwestern National to the total limit of liability of the Policy.

                                   ARTICLE 10

OFFSET

First Allmerica Financial and Northwestern National shall have, and may exercise at any time, the right to offset any balance or balances, whether on account of premiums or on account of losses or otherwise, due from one party to the other under the terms of this Agreement.

                                   ARTICLE 11

ACCESS TO RECORDS

Northwestern National, or its duly authorized representative, shall have reasonable access to all books and records of First Allmerica Financial relating to the terms and conditions of this Agreement and the business that is the subject matter of this Agreement.

                                   ARTICLE 12

DELAYS, ERRORS OR OMISSIONS

No accidental delays, errors or omissions on the part of First Allmerica Financial shall relieve Northwestern National of liability provided such delays, errors or omissions are rectified as soon as possible after discovery. However, Northwestern National shall not be liable with respect to any reinsurance which may have been inadvertently included in the premium computation but which ought not to have been included by reason of the terms and conditions of this Agreement. Such inadvertent premium payments shall be returned.

                                   ARTICLE 13

CURRENCY

All retentions and limits hereunder are expressed in United States dollars and all premium and loss payments shall be made in United States currency. For the purposes of this Agreement, amounts paid or received by Northwestern National in any other currency shall be converted into United States dollars at the rates of exchange on the date such transactions are entered on the books of Northwestern National.

                                   ARTICLE 14

INSOLVENCY

In the event of insolvency of First Allmerica Financial, the reinsurance under this Agreement shall be payable directly by Northwestern National to First Allmerica Financial or to its liquidator, receiver, conservator or statutory successor on the basis of Northwestern National's liability to First Allmerica Financial without diminution because of the insolvency of First Allmerica Financial or because the liquidator, receiver, conservator or a statutory successor of First Allmerica Financial has failed to pay all or a portion of any Claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of First Allmerica Financial shall give written notice to Northwestern National of the pendency of a Claim against First Allmerica Financial within a reasonable time after such Claim is filed in the receivership, conservation, insolvency or liquidation proceeding and that during the pendency of such Claim, Northwestern National may investigate such Claim and interpose, at its own expense, in the proceeding where such Claim is to be adjudicated, and defense or defenses that it may deem available to First Allmerica Financial or its liquidator, receiver, conservator, or statutory successor. The expense thus incurred by Northwestern National shall be chargeable, subject to the approval of the Court, against First Allmerica Financial.

Where two or more reinsurers are involved in the same Claim and a majority in interest elect to impose defense to such Claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by First Allmerica.

                                   ARTICLE 15

ARBITRATION

Should a disagreement arise between the two companies regarding the rights or liabilities of either company under any transaction under this agreement, the issue will be referred to arbitrators, one to be chosen by each company from among officers of other life insurance companies, who are familiar with reinsurance transactions, and a third to be chosen by the said two arbitrators before entering into arbitration. An arbitrator may not be a present or former officer, attorney, or consultant of First America Financial or Northwestern National of either's affiliates. If the arbitrators appointed by the two parties cannot agree on a third person, then either party may apply to the court, pursuant to Section 52-411 of the General Statutes of the State of Connecticut, for appointment of a third arbitrator. The arbitrators will regard this document as an honorable agreement and not merely as a legal obligation as they will consider practical business and equity principles. The arbitrators' decision will be final and binding upon both companies.

The place of meeting of the arbitrators will be decided by a majority vote of the members thereof. All expenses and fees of the arbitrators will be borne equally by First Allmerica Financial and Northwestern National (unless the arbitrators decide otherwise).

                                   ARTICLE 16

EFFECTIVE DATE; TERM AND TERMINATION

The Effective Date of this Agreement is March 1, 1996 and shall be unlimited in duration except as noted below and in ARTICLE 6 above.

This Agreement may be terminated for new business either party with ninety (90) calendar days written notice to the other party.

Northwestern National shall have the option of terminating this Agreement for new business at any time, upon delivery of written notice to First Allmerica Financial at least (30) calendar days prior to such termination, upon the happening of any of the following events:

     1. First Allmerica's rating by A.M. Best is reduced from the rating which existed at the time this Agreement became effective to a Best's Rating of B or less;

     2. First Allmerica Financial is placed upon a "watch list" by its domiciliary state's insurance regulators;

     3. The regulatory authorities of any state in which First Allmerica Financial is authorized to do business revokes First Allmerica Financial's right to continue conducting business in that state for financial reasons;

     4. An order appointing a receiver, conservator or trustee for management of First Allmerica Financial is entered or a proceeding is commenced for rehabilitation, liquidation, supervision or conservation of First Allmerica Financial;

     5. First Allmerica is merged, purchased or in any manner has new ownership.

Following termination of this Agreement, the obligations and liabilities of both First Allmerica Financial and Northwestern National under this Agreement shall remain in full force and effect for each Policy issued by First Allmerica prior to the termination date until the termination or cancellation of such Policy, whichever occurs first.

The parties may mutually agree to terminate this Agreement for new business at any time and cancel the reinsurance hereunder to be effective on a mutually agreed upon date for a mutually agreed upon recapture charge.

                                   ARTICLE 17

NOTICES

All notices required to be given hereunder shall be in writing and shall be deemed delivered if personally delivered, sent via facsimile, or dispatched by certified or registered mail, return receipt requested, postage prepaid, or by such other means that provide documentation of the date of delivery, addressed to the parties identified below or to such other persons as identified from time to time by notice by either party:

          Mr. Robert P. Mills, Jr., FSA
          Assistant Vice President and Actuary
          First Allmerica Financial Life Insurance Company
          440 Lincoln Street
          Worcester, MA  01653

          Phone No. (508) 855-2251           Fax No. (508) 853-6332

          Mr. Mark D. Laulainen, FLMI
          Assistant Vice President, Broker Reinsurance
          Northwestern National Life Insurance Company
          20 Washington Avenue South
          Minneapolis, MN  55401

          Phone No. (612) 372-5793           Fax No.:  (612) 342-3838

Notice shall be deemed given on the date of delivery as documented by a record of delivery in accordance with the modes of delivery set forth above.

                                   ARTICLE 18

INTERMEDIARY

John B. Collins Associates, Inc. is hereby recognized as the intermediary negotiating this Agreement. All communications (including but not limited to notices, statements, premiums, return premiums, commissions, taxes, claims, claim adjustment expenses, salvage and claim settlements) relating hereto shall be transmitted to First Allmerica Financial and Northwestern National through John B. Collins Associates, Inc., 8300 Norman Center Drive, Minneapolis, Minnesota 55437. Payments by First Allmerica Financial to John B. Collins Associates, Inc., shall be deemed to constitute payment to the Northwestern National. Payments by the Northwestern National to John B. Collins Associates, Inc. shall be deemed only to constitute payment to the First Allmerica Financial to the extent that such payments are actually received by the First Allmerica Financial.

                                   ARTICLE 19

INTEGRATION

This Agreement constitutes the entire contract between the parties. Any amendment or modification hereto shall be in writing, endorsed upon or attached hereto and signed by both First Allmerica Financial and Northwestern National.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed in duplicate to be effective as of the date specified in ARTICLE 16.

                           FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

                                         By     /s/ Robert P. Mills, Jr.
                                            ------------------------------------

                                         Date:       March 20, 1997
                                              ----------------------------------

                           NORTHWESTERN NATIONAL LIFE INSURANCE COMPANY
                                         A.K.A. RELIASTAR LIFE INSURANCE COMPANY

                                         By     /s/
                                            ------------------------------------
                                                 Assistant Vice President

                                         Date        March 7, 1997
                                              ----------------------------------

                                   SCHEDULE A

                  Northwestern National Life Insurance Company

            Policy forms subject to Reinsurance under this Agreement


POLICY NAME                                            POLICY FORM NUMBER
-----------                                            ------------------
Group Flexible Premium Variable Life                   1029P-94 (Employer)
                                                       1029C-94 (Employee)

Individual Flexible Premium Variable Life              1023-93

Note: Same policy form numbers apply for both First Allmerica Financial Life Insurance Company and Allmerica Financial Life Insurance and Annuity Company.

RIDER NAME                                             RIDER FORM NUMBER
----------                                             -----------------
None

                                   SCHEDULE B

                                JUMBO RISK LIMITS

                     INSURANCE AGE                    TOTAL LINE
                     -------------                    ----------
                        0 - 80                       $ 10,000,000

                  FIRST ALLMERICA FINANCIAL RETENTION SCHEDULE

                                 LIFE INSURANCE

                                 STANDARD RISKS,
                                 SPECIAL CLASSES                          SPECIAL CLASSES
                                 A THROUGH H AND                          J, L, & P, AND
ISSUE                            FLAT EXTRAS OF                           FLAT EXTRAS OF
AGES                             $20.00 OR LESS                           $20.01 OR OVER
-----                            --------------                           --------------
-0-                                $   500,000                             $   250,000
1 - 60                               2,000,000                               1,000,000
61 - 70                              1,000,000                                 500,000
71 - 80                                500,000                                 250,000

Notes:  (1)  The above maximum limits are also the maximums on any one life for all plans and riders combined.

        (2)  There is no minimum size reinsurance case.

        (3) Any Other Insured Rider or Children's Insurance Rider attached to any of the policy forms on Schedule A will not be reinsured under this reinsurance agreement.

        (4) Disability Waiver of Premium and Accidental Death Benefits are Fully Retained by First Allmerica Financial.

Any situation involving Aviation will use a $500,000 retention.

MAXIMUM LIMITS OF RETENTION OF FIRST ALLMERICA FINANCIAL

1. Twenty Percent (20%) of Policy Forms shown on SCHEDULE A for Guaranteed Issue only. For Retention purposes, this business is treated separately.

2. Twenty percent (20%) of Policy Forms shown on SCHEDULE A for any life fully underwritten above the Guaranteed Issue Limit that does not involve facultative underwriting. For Retention purposes, this business is treated separately. Cases of 10 -24 lives will be considered to have a Guaranteed Issue limit of zero (0).

3. For Policy Forms shown on Schedule A, any life involving facultative underwriting for amounts above the Guaranteed Issue Limit will be retained for twenty percent (20%) of the total facultative amount, but not to exceed, on a per life basis, First Allmerica Financial's normal retention schedule, which is shown above, Cases of 10 - 24 lives will be considered to have a Guaranteed Issue limit of zero (0).

MAXIMUM LIMITS OF REINSURANCE IN NORTHWESTERN NATIONAL

1. Northwestern National will assume twenty percent (20%) of the lives covered in 1 and 2 above and twenty-five percent (25%) of any facultative amount ceded by First Allmerica Financial from 3 above. Northwestern National will only assume up to $2,000,000 of risk any one person. Therefore, the percentage assumed by Northwestern National may be less than twenty-five percent (25%) where they have reached their full retention.

2. Each group will have the Guaranteed Issue Limit determined at the time the employer involved accepts First Allmerica Financial's proposal. The following are the general guidelines:

        a.   Where the coverage is being replaced:

                           NUMBER OF                       GUARANTEED ISSUE
                         PARTICIPANTS                     IF ACTIVELY AT WORK
                         ------------                     -------------------
                           25 - 49                            $   500,000
                           50 - 99                              1,000,000
                          100 - 149                             1,500,000
                            150 +                               2,000,000

        (1)  Maximum issue of five (5) times salary
        (2)  Formula determined amount subject to a $50,000 minimum

        b.   Where the coverage is not being replaced:

                           NUMBER OF                        GUARANTEED ISSUE
                         PARTICIPANTS                     IF ACTIVELY AT WORK
                         ------------                     -------------------
                           25 - 49                            $   300,000
                           50 - 99                            $   500,000
                          100 - 149                           $ 1,000,000
                          150 - 249                           $ 1,500,000
                            250 +                             $ 2,000,000

        (1)  Maximum issue of five (5) times salary
        (2)  Formula determined amount subject to a $50,000 minimum

        c.   Where the coverage is optional (supplemental) to the employee:

                                                             GUARANTEED ISSUE
                          ELIGIBLE                          IF ACTIVELY AT WORK
                           LIVES                        AND DREAD DISEASE QUESTIONS
                          --------                      ---------------------------
                          25 - 99                               $   150,000
                         100 - 249                                  250,000
                         250 - 499                                  500,000
                           500 +                                  1,000,000

        (1)  Maximum issue of five (5) times salary
        (2)  Formula determined amount subject to a $50,000 minimum
        (3)  Dread Disease questions are as follows:

             (a) Has the proposed insured ever had any of the following conditions?

                           Heart Disease
                           Kidney Disorder
                           Cancer
                           Diabetes

             (b) In the past ten (10) years, has a member of the medical profession diagnosed or treated the proposed insured for immune system disorder, including acquired immune deficiency syndrome (AIDS) or AIDS-related complex (ARC)?

3.      Additional general guidelines are as follows:

        a. The Guaranteed Issue limits noted above may be slightly increased, if necessary, for a few selected individuals. Northwestern National will be notified of this during First Allmerica Financial's proposal stage.

        b. In determining the number of eligible lives for optional plans, any member of the group earning $30,000 or more will be used. For example, in a group of three hundred (300) lives of which two hundred (200) earn less than $30,000 and one hundred (100) earn $30,000 or more, First Allmerica Financial would look to the 100-249 category for the maximum Guaranteed Issue amount, not to exceed five (5) times salary.

        c. When a tiered case is proposed, First Allmerica Financial will look to the entire group to determine maximum guaranteed issue amounts. For example, an employer wants to provide fifty (50) senior partners with $1,000,000 of coverage and seventy-five (75) junior partners will $500,000 of coverage. First Allmerica Financial will look at the 125-participant category in determining the maximum guaranteed issue amount.

        d. If a multiple of salary plan is being replaced on an at work basis, First Allmerica Financial will offer additional multiples of salary (not to exceed the lesser of the dollar cap for the given category or five (5) times salary) on a dread disease basis.

             For example, if a three (3) times salary plan is being replaced and there is no supplemental coverage currently in place, First Allmerica Financial will offer another two (2) times salary on a dread disease basis.

        e. Coverage will be replaced on an at work basis in carve-out situations (2a above) if the employee is age 70 or under. In situations when there are a few employees over age 70, First Allmerica Financial has the right to offer coverage on an at work basis if the coverage is $1,500,000 or less. Northwestern National will be notified of this during First Allmerica Financial's proposal stage.

        f. A nonqualified 401(k) type plan that is offered to all eligible employees who want to defer a portion of their income will make up a distinct group. This group will be categorized as full participation where coverage is not being replaced.

        g. For nonqualified plans, other than group term carve-outs, such as SERPs, non-qualified 401(k) type plans, or Split Dollar Plans, the five (5) times salary cap should not necessarily apply. For example, when the product is used to fund lost benefits, etc., there are factors that determine the death benefit other than a multiple of salary. For example, an employer wants the minimum death benefit to fund for a cash value equal to X at age 60. The minimum death benefit may be more than five (5) times the Insured's salary. The five (5) times salary cap should apply only to group term carve-out and optional plans.

        h. Increases up to ten percent (10%) per year on a cumulative basis are available on an actively at work basis. Annual increases of greater than ten percent (10%) and less than twenty percent (20%) will be considered based upon actively at work and dread disease. Any annual increase of twenty percent (20%) or more in one (1) year will require full evidence of insurability. (Maximum cap not to exceed $500,000 of applicable category).

        i. Only fully underwritten amounts over $1,000,000 need to be submitted facultatively.

        j. Cases of ten (10) to twenty-four (24) lives will be fully underwritten and are considered to have a Guaranteed Issue limit of zero (0).

                                   SCHEDULE C

                       YEARLY RENEWABLE TERM RATE PROGRAM
   Special First Allmerica Financial Rate Program, Non-Experience Rated Basis

LIFE REINSURANCE: Premium rates are shown on pages 2, 3 and 4 of this schedule. The total life reinsurance premium on standard cessions and on those substandard cessions with a percentage rating consists of seventy-five percent (75%) of the appropriate rate per $1,000 applied to the amount at risk up to attained age 54, and eighty percent (80%) for attained ages 55 and over. Substandard premiums are direct multiples of the standard life premium. On substandard cessions involving flat extra premiums payable for more than five years, the reinsurance flat extra premium is 20% of the reinsured portion of the gross flat extra premium charged on the original policy in the first year and 75% in renewal years. When the flat extra premium is payable for five years or less, the reinsurance flat extra premium is 75% in all years. Reinsurance premiums on substandard risks will revert to the standard risk basis on the policy anniversary which the insured attains age 65 or on the 20th policy anniversary, whichever is later.

PREMIUM TAX REIMBURSEMENT: Northwestern National shall reimburse First Allmerica Financial for Northwestern National's share of premium taxes paid by First Allmerica Financial to those states and provinces which do not allow reinsurance premiums paid by First Allmerica Financial to Northwestern National to be deducted from First Allmerica Financial's taxable premiums. By mutual consent of the two companies, such tax reimbursements may be taken as a uniform percentage of paid reinsurance premiums.

                                   SCHEDULE C

                       Annual Mortality Charges per $1,000

                   AGE               N/S               SMOKER
                   ------------------------------------------
                     0          2.380000             2.380000
                     1          0.640000             0.640000
                     2          0.590000             0.590000
                     3          0.580000             0.580000
                     4          0.560000             0.560000
                     5          0.540000             0.540000
                     6          0.510000             0.510000
                     7          0.480000             0.480000
                     8          0.460000             0.460000
                     9          0.450000             0.450000
                    10          0.440000             0.440000
                    11          0.460000             0.460000
                    12          0.510000             0.510000
                    13          0.580000             0.580000
                    14          0.670000             0.670000
                    15          0.770000             0.770000
                    16          0.850000             0.850000
                    17          0.930000             0.930000
                    18          0.850000             1.200000
                    19          0.880000             1.250000
                    20          0.900000             1.270000
                    21          0.900000             1.260000
                    22          0.880000             1.280000
                    23          0.870000             1.260000
                    24          0.850000             1.240000
                    25          0.840000             1.200000
                    26          0.820000             1.170000
                    27          0.810000             1.170000
                    28          0.800000             1.160000
                    29          0.810000             1.170000
                    30          0.810000             1.200000
                    31          0.830000             1.250000
                    32          0.850000             1.280000
                    33          0.870000             1.350000
                    34          0.920000             1.420000
                    35          0.950000             1.510000
                    36          1.000000             1.610000
                    37         1.0600000             1.750000
                    38         1.1400000             1.890000
                    39         1.2200000             2.070000
                    40         1.3100000             2.260000
                    41         1.4100000             2.490000
                    42         1.5100000             2.720000
                    43         1.6300000             2.980000
                    44         1.7500000             3.250000
                    45         1.9000000             3.560000

                       Annual Mortality Charges per $1,000

                   AGE               N/S               SMOKER
                   ------------------------------------------
                    46          2.040000             3.850000
                    47          2.200000             4.150000
                    48          2.380000             4.470000
                    49          2.570000             4.830000
                    50          2.770000             5.800000
                    51          3.010000             5.800000
                    52          3.270000             6.080000
                    53          3.540000             6.210000
                    54          3.840000             7.240000
                    55          4.180000             9.050000
                    56          4.690000             9.050000
                    57          5.250000             9.300000
                    58          5.800000             9.830000
                    59          6.420000            10.850000
                    60          7.120000            14.100000
                    61          7.730000            14.120000
                    62          8.420000            14.300000
                    63          9.200000            14.940000
                    64         10.070000            18.030000
                    65         11.020000            19.990000
                    66         12.280000            21.760000
                    67         13.660000            23.590000
                    68         15.120000            25.460000
                    69         16.720000            27.420000
                    70         18.520000            29.590000
                    71         20.140000            31.680000
                    72         21.990000            34.070000
                    73         24.110000            36.750000
                    74         26.450000            39.660000
                    75         28.910000            42.840000
                    76         32.050000            47.570000
                    77         35.370000            52.530000
                    78         38.830000            57.660000
                    79         42.520000            63.080000
                    80         46.590000            69.010000
                    81         51.230000            75.620000
                    82         56.510000            83.090000
                    83         62.520000            91.510000
                    84         69.150000           100.770000
                    85         76.280000           110.520000
                    86         83.640000           122.200000
                    87         91.280000           134.230000
                    88         99.070000           147.740000
                    89        107.130000           161.760000
                    90        115.540000           176.710000

                       Annual Mortality Charges per $1,000

                   AGE               N/S               SMOKER
                   ------------------------------------------
                    91        124.460000           192.740000
                    92        134.200000           208.120000
                    93        145.240000           226.690000
                    94        159.430000           251.370000

                                 AMENDMENT NO. 1

                to the Yearly Renewal Term Reinsurance Agreement
                            Effective: March 1, 1996

                                     between

                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

                                       and

                   NORTHWESTERN NATIONAL LIE INSURANCE COMPANY

It is agreed by the two companies that reinsurance of the case known as "Toys R Us" will be reinsured under this Agreement and will be subject to the provisions hereof with the following exceptions and modifications:

1. Although the case is not eligible for $1,000,000 of Guaranteed Issue, $2,000,000 of Guaranteed Issue will be issued.

2. First Allmerica Financial will retain twenty percent (20%) of the first $1,000,000 of Guaranteed Issue, Connecticut General will reinsure sixty percent (60%), and the remaining twenty percent (20%) will be reinsured by Northwestern National.

3. First Allmerica Financial will retain twenty percent (20%) of the excess between $1,000,000 and $2,000,000 of Guaranteed Issue, and Northwestern National will reinsure eighty percent (80%) of the excess between $1,000,000 and $2,000,000 of Guaranteed Issue.

4. Any amounts above the $2,000,000 Guaranteed Issue will be fully underwritten by First Allmerica Financial and those amounts which qualify for automatic Reinsurance will be reinsured in accordance with Maximum Limits of Reinsurance in Northwestern National as defined on Schedule B of this Agreement.

5. Any amounts above the $2,000,000 Guaranteed Issue which do not qualify for Automatic Reinsurance will be facultatively underwritten by Connecticut General and, once approved by Connecticut General, twenty percent (20%) will be retained by First Allmerica Financial, sixty percent (60%) will be reinsured in Connecticut General and the remaining twenty percent (20%) will be reinsured by Northwestern National. The maximum that can be reinsured by Northwestern National, including Guaranteed Issue, is $2,500,000. Where this maximum is reached, Connecticut General will also reinsure the excess of this maximum.

Such Facultative Reinsurance amounts will be limited by First Allmerica Financial retaining up to its normal retention limit as shown in Schedule B of this Agreement. Examples for facultative cases are as follows:

A. No prior insurance with First Allmerica Financial. The application is for $4,000,000 and let's assume the Guaranteed Issue amount is $1,000,000. The amount submitted facultatively is $3,000,000. The amount submitted facultatively will be split twenty percent/sixty percent/ twenty percent (20%/60%/20%) which means $600,000 retained by First Allmerica Financial and ceded to Northwestern National and $1,800,000 to Connecticut General.

B. $1,500,000 of prior insurance with First Allmerica Financial. Under the same scenario as A. above, First Allmerica Financial would only retain $300,000 of the $3,000,000 as the $1,500,000 plus First Allmerica Financial's $200,000 share of the twenty percent (20%) of the Guaranteed Issue amount of $1,000,000 only leave $300,000 to reach its $2,00,000 normal retention. This means Connecticut General will take seventy-five (75%) of the $2,700,000 of the $3,000,000 amount above the Guaranteed Issue amount and Northwestern National will take twenty-five percent (25%) of the $2,700,000.

C. No prior insurance with First Allmerica Financial. The application is for $16,000,000 and let's assume the Guaranteed Issue amount is $1,000,000. The amount submitted facultatively is $14,000,000. The amount submitted facultatively is split as follows:

     (1) $1,600,000 as First Allmerica is retaining $200,000 of the first $1,000,000 and $200,000 of the second $1,000,000 and Northwestern National is taking $800,000 of the second $1,000,000 in addition to $200,000 of the first $1,000,000.

     (2)  $1,500,000 Northwestern National to reach its maximum of $2,500,000.

     (3)  $10,900,000 to Connecticut General.

This amendment will be effective for policies issued with policy dates of April 1, 1996 or later.

It is further agreed, effective August 1, 1996, that all references in the Agreement to "Northwestern National Life Insurance Company, Minneapolis, Minnesota" shall be amended to read "ReliaStar Life Insurance Company, Minneapolis, Minnesota."

In witness whereof, this amendment is signed in duplicate on the dates indicated at the home office of each company.

                           FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

                           By:   /s/ Robert P. Mills, Jr.
                                 --------------------------------------

                           Date: May 6, 1997
                                ---------------------------------------


                           RELIASTAR LIFE INSURANCE COMPANY

                           By:   /s/
                                 --------------------------------------
                                 Assistant Vice President

                           Date: March 7, 1997
                                 --------------------------------------

                                 AMENDMENT NO. 2

               to the Yearly Renewable Term Reinsurance Agreement
                            Effective: March 1, 1996

                                     between

                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

                                       and

                        RELIASTAR LIFE INSURANCE COMPANY

It is agreed by the two companies, effective December 30, 1996, that reinsurance of the case known as "Alabama Power," also known as "Southern Company," will be reinsured under this Agreement and will be subject to the provisions hereof with the following exceptions and modifications:

1. First Allmerica Financial will retain twenty percent (20%) of the first $1,000,000 of Guaranteed Issue, Connecticut General will reinsurer sixty percent (60%), and the remaining twenty percent (20%) will be reinsured by ReliaStar.

2. Special pricing using blended rates shown in Schedule C, attached hereto and made a part of this Agreement, shall be applicable to this Employer.

It is further agreed that Schedule B attached to and forming part of this Agreement shall be deleted and replaced by the revised Schedule B (effective May 1, 1997) attached hereto and made part of this Agreement, as respects policies issued with policy dates of May 1, 1997 or later.

All other terms and conditions of the Agreement will remain in full force and effect.

In witness whereof, this Amendment is signed in duplicate on the dates indicated at the home office of each company.

                           FIRST ALLMERICA FINANCIAL LIFE
                           INSURANCE COMPANY

                           By:   /s/ Robert P. Mills, Jr.
                              -----------------------------

                           Date  July 7, 1997
                                ---------------------------

                           RELIASTAR LIFE INSURANCE COMPANY

                           By:   /s/
                              -----------------------------
                                 Assistant Vice President

                           Date: July 29, 1997
                                ---------------------------

                              (Revised May 1, 1997)
                                   SCHEDULE B

                                JUMBO RISK LIMITS

                         INSURANCE AGE                   TOTAL LINE
                         -------------                   ----------
                             0 - 80                     $ 10,000,000

                  FIRST ALLMERICA FINANCIAL RETENTION SCHEDULE

                                 LIFE INSURANCE

                                         STANDARD RISKS,
                                         SPECIAL CLASSES                 SPECIAL CLASSES
                                         A THROUGH H AND                 J, L, & P, AND
                   ISSUE                 FLAT EXTRAS OF                  FLAT EXTRAS OF
                   AGES                  $20.00 OR LESS                  $20.01 OR OVER
                   -----                 ---------------                 ---------------
                   -0-                   $   500,000                     $   250,000
                   1 - 60                  2,000,000                       1,000,000
                   61 - 70                 1,000,000                         500,000
                   71 - 80                   500,000                         250,000

Notes:  (1)  The above maximum limits are also the maximums on any one life for all plans and riders combined.

        (2)  There is no minimum size reinsurance case.

        (3) Any Other Insured Rider or Children's Insurance Rider attached to any of the policy forms on Schedule A will not be reinsured under this reinsurance agreement.

        (4) Disability Waiver of Premium and Accidental Death Benefits are Fully Retained by First Allmerica Financial.

Any situation involving Aviation will use a $500,000 retention.

MAXIMUM LIMITS OF RETENTION OF FIRST ALLMERICA FINANCIAL

1. Twenty Percent (20%) of Policy Forms shown on SCHEDULE A for Guaranteed Issue only. For Retention purposes, this business is treated separately.

2. Twenty percent (20%) of Policy Forms shown on SCHEDULE A for any life fully underwritten above the Guaranteed Issue Limit that does not involve facultative underwriting. For Retention purposes, this business is treated separately. Cases of 5 -24 lives will be considered to have a Guaranteed Issue limit of zero (0).

3. For Policy Forms shown on Schedule A, any life involving facultative underwriting for amounts above the Guaranteed Issue Limit will be retained for twenty percent (20%) of the total facultative amount, but not to exceed, on a per life basis, First Allmerica Financial's normal retention schedule, which is shown above. Cases of 5 -24 lives will be considered to have a Guaranteed Issue limit of zero (0).

MAXIMUM LIMITS OF REINSURANCE IN NORTHWESTERN NATIONAL

1. Northwestern National will assume twenty percent (20%) of the lives covered in 1 and 2 above and twenty-five percent (25) of any facultative amount ceded by First Allmerica Financial from 3 above. Northwestern National will only assume up to $2,000,000 of risk any one person. Therefore, the percentage assumed by Northwestern National may be less than twenty-five percent (25%) where they have reached their full retention.

2. Each group will have the Guaranteed Issue Limit determined at the time the employer involved accepts First Allmerica Financial's proposal. The following are the general guidelines:

        a.   Where the coverage is being replaced:

                           NUMBER OF                            GUARANTEED ISSUE
                         PARTICIPANTS                         IF ACTIVELY AT WORK
                         ------------                         -------------------
                           25 - 49                                $   500,000
                           50 - 99                                  1,000,000
                          100 - 149                                 1,500,000
                            150 +                                   2,000,000

        (1)  Maximum issue of five (5) times salary
        (2)  Formula determined amount subject to a $50,000 minimum

        b.   Where the coverage is not being replaced:

                          NUMBER OF                             GUARANTEED ISSUE
                        PARTICIPANTS                           IF ACTIVELY AT WORK
                        ------------                           --------------------
                          25 - 49                                    300,000
                          50 - 99                                    500,000
                         100 - 149                                 1,000,000
                         150 - 249                                 1,500,000
                           250 +                                   2,000,000

        (1)  Maximum issue of five (5) times salary
        (2)  Formula determined amount subject to a $50,000 minimum

        c.   Where the coverage is optional (supplemental) to the employee:

                                                                  GUARANTEED ISSUE
                          ELIGIBLE                              IF ACTIVELY AT WORK
                           LIVES                            AND DREAD DISEASE QUESTIONS
                          --------                          ---------------------------
                           25 - 99                                  $   150,000
                          100 - 249                                 $   250,000
                          250 - 499                                 $   500,000
                            500 +                                   $ 1,000,000

        (1)  Maximum issue of five (5) times salary
        (2)  Formula determined amount subject to a $50,000 minimum
        (3)  Dread Disease questions are as follows:

             (a) Has the proposed insured ever had any of the following conditions?

                           Heart Disease
                           Kidney Disorder
                           Cancer
                           Diabetes

             (b) In the past ten (10) years, has a member of the medical profession diagnosed or treated the proposed insured for immune system disorder, including acquired immune deficiency syndrome (AIDS) or AIDS-related complex (ARC)?

3.      Additional general guidelines are as follows:

        a. The Guaranteed Issue limits noted above may be slightly increased, if necessary, for a few selected individuals. Northwestern National will be notified of this during First Allmerica Financial's proposal stage.

        b. In determining the number of eligible lives for optional plans, any member of the group earning $30,000 or more will be used. For example, in a group of three hundred (300) lives of which two hundred (200) earn less than $30,000 and one hundred (100) earn $30,000 or more, First Allmerica Financial would look to the 100-249 category for the maximum Guaranteed Issue amount, not to exceed five (5) times salary.

        c. When a tiered case is proposed, First Allmerica Financial will look to the entire group to determine maximum guaranteed issue amounts. For example, an employer wants to provide fifty (50) senior partners with $1,000,000 of coverage and seventy-five (75) junior partners will $500,000 of coverage. First Allmerica Financial will look at the 125-participant category in determining the maximum guaranteed issue amount.

                             REINSURANCE COFIRMATION

                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY
                            Worcester, Massachusetts

                   YEARLY RENEWABLE TERM REINSURANCE CONTRACT
                       Originally Effective: March 1, 1996
                         Terms Effective: March 1, 2002

BUSINESS REINSURED

New and renewal Group and Individual Flexible Premium Variable Life Insurance written by the Company.

COMMENCEMENT AND TERMINATION

A. Continuous from March 1, 1996 as respects claims incurred on policies issued or renewed on or after that date. Either party may elect to terminate Contract with respect to new business, at any time with 90 days prior notice via certified mail.

B. In addition, the Reinsurer may terminate this agreement, with respect to new business, at any time with 30 days written notice by certified mail subject to the occurrence of any of the following:

     1.   The Company's rating by A.M. Best is reduced below "B+";

     2. The Company is place upon the "watch list" by the insurance regulatory authority in its' state of domicile;

     3. The regulatory authorities of any state in which the Company is authorized to do business revokes the Company's right to continue conducting business in that state for financial reasons;

     4. An order appointing a receiver, conservator or trustee for management of the Company is entered or a proceeding is commenced for rehabilitation, liquidation, supervision or conservation of the Company;

     5.   The Company is merged, purchased or in any manner has new ownership.

C. Upon termination, reinsurance shall remain in full force and effect for policies issued prior to the date of termination until the termination or cancellation of such policy whichever occurs first.

D. In addition to the termination option in paragraph B above and not withstanding paragraph C above, the parties may mutually agree to cancel the reinsurance in force on a mutually agreed upon date for a mutually agreed upon recapture charge.

AUTOMATIC REINSURANCE

A. 100% quota share cession of the net amount at risk, including allocable claim adjustment expense, extra contractual obligations and payments in excess of the policy limits (per the attached wording).

B. "Net amount at risk" shall be defined as the reinsurance face amount less an appropriate percentage of the policy's total account value (certificate value) at the end of the prior policy year. In addition, it is agreed:

     1. The net amount at risk for the first policy year equals the reinsurance face amount.

     2. If the policy has Option Two (2) for the death benefit the reinsurance face amount remains level for all policy years.

     3. Changes in the account value between anniversaries will not impact the reinsurance net amount at risk for the policy year. The reinsurance net amount at risk will be calculated on each anniversary and remain constant during the policy year unless a specific reduction in coverage occurs. If such a reduction occurs, a premium refund will result and a new reinsurance net amount at risk will be calculated using the account value on the prior policy anniversary. Increases in coverage will be treated as new business starting from the effective date of the increase.

     4. Should the Minimum Death Benefit apply when an insured dies, an appropriate adjustment will be made in the reinsurance death benefit.

     5. There will be no minimum reinsurance issue amounts or minimum reinsurance net amount at risk at renewal.

C. The policy forms underwritten and issued by the Company shall be only those noted in Schedule A attached hereto. The Company shall provide written notice of its' intention to issue a new or revised policy form, if it intends for it to be covered under this Agreement. The Reinsurer shall have 30 calendar days from receipt of notice of a new or revised form to deny approval of such form to the Company. Failure to notify the Company of disapproval of a new or revised form within 30 days shall be deemed to provide approval of such form.

D. The Company's issue and Retention Limit, as well as the Reinsuer's Maximum Liability for each insured individual shall be as set forth in Schedule B attached hereto, and the Company must retain its' maximum retention limit for the policy.

E. The total amount of insurance, including base policy and any term riders on the life of an insured individual in force or being applied for in all insurance companies shall not exceed the Jumbo Risk Limits set forth in Schedule B.

F. Any and all business issued under this agreement subsequent to June 1, 1999 shall make use of and follow the Underwriting Guidelines contained in Schedule E (attached).

G. Notwithstanding the above, the maximum reinsurance net amount at risk ceded to ReliaStar Life (20% share of this contract) shall not exceed $2,000,000 on any one life.

FACULTATIVE REINSURANCE

For any policy that exceeds the limits set forth in Schedule B or for any policy that will be issued outside the scope of the provisions of "Automatic Reinsurance" above, the Company shall submit a coverage proposal to the Reinsurer for consideration on a facultative basis. No coverage on a facultative basis will be provided unless and until a written offer (from the Company) and a written acceptance (from the Reinsurer) are received.

CLAIMS

Individual claim reporting. The Company shall provide written notice of any claim that may impact the reinsurance coverage within 30 days of receipt of the notification of the claim. The Reinsurer shall then pay its' share of such claim within 30 days after receipt of the Company's proof of loss.

PREMIUM REPORTS AND REMITTANCES

A. Within 30 days following the end of each month, the Company shall report and remit reinsurance premiums based on the rate schedule set forth in the attached Schedules C and D (for all business issued subsequent to June 1, 1999).

B. In addition, the Company shall provide the Reinsurer with information on each policy issued, within 90 days of the issuance of such policies. This information may be in any form acceptable to the Reinsurer, provided it includes the following information on each insured individual:

          1.      Policy Number
          2.      Insured Name
          3.      Date of Birth
          4.      Policy Date
          5.      Amount of Reinsurance
          6.      Amount of the current policy
          7.      Retention amount
          8.      Plan Code or Plan of Insurance
          9.      Submission basis (Automatic or Facultative)
          10.     Termination Date
          11.     Sex
          12.     Net amount at risk
          13.     Mortality assessment
          14.     Flat Extra Rating
          15.     Smoker Code
          16.     Original policy date

C. Annually, the Company shall provide such information as may be required by the Reinsurer for Annual Statement purposes.

RETENTION AND RECAPTURE

A. The Company shall have the right to increase or decrease the Retention Limit under this Contract by providing 30 days prior written notice. Such increase shall only apply to new policies issued on or after the effective date of such increase or decrease.

B. The Company shall have no right to recapture existing reinsurance in the event of its increase in Retention Limit.

OTHER PROVISIONS

ACCESS TO RECORDS        INSOLVENCY
OFFSET                   DELAYS, ERRORS OR OMMISSIONS
DAC TAX                  CURRENCY
ARBITRATION              ECO/XPL (Counsel & Concur basis)
NOTICES                  INTERMEDIARY (John B. Collins Associates, Inc.)


REINSURER

ReliaStar Life Insurance Company, Minneapolis, MN        20.0%
NAIC:  67105
FEIN: 41-0451140


Accepted by:  /s/ Amy R. Gorham                  Date:  3/27/02
            -------------------------------           ----------------------
              Vice President
             ------------------------------

                                   SCHEDULE A

                        ReliaStar Life Insurance Company

            Policy forms subject to Reinsurance under this Agreement

                    POLICY NAME                         POLICY FORM NUMBER
                    -----------                         ------------------
          Group Flexible Premium Variable Life          1029P-94 (Employer)
                                                        1029C-94 (Employee)

       Individual Flexible Premium Variable Life              1023-93

NOTE: Same policy form numbers apply for both First Allmerica Financial Life Insurance Company and Allmerica Financial Life Insurance and Annuity Company.

                         RIDER NAME                     RIDER FORM NUMBER
                         ----------                     -----------------
                           None

                              (Revised May 1, 1997)

                                   SCHEDULE B

                                JUMBO RISK LIMITS

                    INSURANCE AGE                           TOTAL LINE
                    -------------                           ----------
                       0 - 80                              $ 10,000,000

                  FIRST ALLMERICA FINANCIAL RETENTION SCHEDULE

                                 LIFE INSURANCE

                                               STANDARD RISKS,
                                               SPECIAL CLASSES                 SPECIAL CLASSES
                                               A THROUGH H AND                 J, L, & P, AND
                         ISSUE                 FLAT EXTRAS OF                  FLAT EXTRAS OF
                         AGES                  $20.00 OR LESS                  $20.01 OR OVER
                         -----                 ---------------                 ---------------
                         -0-                   $   500,000                     $   250,000
                         1 - 60                  2,000,000                       1,000,000
                         61 - 70                 1,000,000                         500,000
                         71 - 80                   500,000                         250,000

Notes:  (1)  The above maximum limits are also the maximums on any one life for all plans and riders combined.

        (2)  There is no minimum size reinsurance case.

        (3) Any Other Insured Rider or Children's Insurance Rider attached to any of the policy forms on Schedule A will not be reinsured under this reinsurance agreement.

        (4) Disability Waiver of Premium and Accidental Death Benefits are Fully Retained by First Allmerica Financial.

Any situation involving Aviation will use a $500,000 retention.

MAXIMUM LIMITS OF RETENTION OF FIRST ALLMERICA FINANCIAL

1. Twenty Percent (20%) of Policy Forms shown on SCHEDULE A for Guaranteed Issue only. For Retention purposes, this business is treated separately.

2. Twenty percent (20%) of Policy Forms shown on SCHEDULE A for any life fully underwritten above the Guaranteed Issue Limit that does not involve facultative underwriting. For Retention purposes, this business is treated separately. Cases of 5-24 lives will be considered to have a Guaranteed Issue limit of zero (0).

3. For Policy Forms shown on Schedule A, any life involving facultative underwriting for amounts above the Guaranteed Issue Limit will be retained for twenty percent (20%) of the total facultative amount, but not to exceed, on a per life basis, First Allmerica Financial's normal retention schedule, which is shown above. Cases of 5 - 24 lives will be considered to have a Guaranteed Issue limit of zero (0).

MAXIMUM LIMITS OF REINSURANCE IN RELIASTAR LIFE INSURANCE COMPANY

1. ReliaStar will assume twenty percent (20%) of the lives covered in 1 and 2 above and twenty-five percent (25%) of any facultative amount ceded by First Allmerica Financial from 3 above. ReliaStar will only assume up to $2,000,000 of risk any one person. Therefore, the percentage assumed by ReliaStar may be less than twenty-five percent (25%) where they have reached their full retention.

2. Each group will have the Guaranteed Issue Limit determined at the time the employer involved accepts First Allmerica Financial's proposal. The following are the general guidelines:

        a.   Where the coverage is being replaced:

                            NUMBER OF                            GUARANTEED ISSUE
                          PARTICIPANTS                         IF ACTIVELY AT WORK
                          ------------                         -------------------
                             25 - 49                               $   500,000
                             50 - 99                                 1,000,000
                            100 - 149                                1,500,000
                              150 +                                  2,000,000

        (1)  Maximum issue of five (5) times salary
        (2)  Formula determined amount subject to a $50,000 minimum

        b.   Where the coverage is not being replaced:

                            NUMBER OF                           GUARANTEED ISSUE
                          PARTICIPANTS                         IF ACTIVELY AT WORK
                          ------------                         -------------------
                             25 - 49                               $   300,000
                             50 - 99                                   500,000
                            100 - 149                                1,000,000
                            150 - 249                                1,500,000
                              250 +                                  2,000,000

        (1)  Maximum issue of five (5) times salary
        (2)  Formula determined amount subject to a $50,000 minimum

        c.   Where the coverage is optional (supplemental) to the employee:

                                                           GUARANTEED ISSUE
                    ELIGIBLE                             IF ACTIVELY AT WORK
                      LIVES                          AND DREAD DISEASE QUESTIONS
                    --------                         ---------------------------
                     25 - 99                                 $   150,000
                    100 - 249                                    250,000
                    250 - 499                                    500,000
                      500 +                                    1,000,000

        (1)  Maximum issue of five (5) times salary
        (2)  Formula determined amount subject to a $50,000 minimum
        (3)  Dread Disease questions are as follows:

             (a) Has the proposed insured ever had any of the following conditions?

                           Heart Disease
                           Kidney Disorder
                           Cancer
                           Diabetes

             (b) In the past ten (10) years, has a member of the medical profession diagnosed or treated the proposed insured for immune system disorder, including acquired immune deficiency syndrome (AIDS) or AIDS-related complex (ARC)?

3.      Additional general guidelines are as follows:

        a. The Guaranteed Issue limits noted above may be slightly increased, if necessary, for a few selected individuals. ReliaStar will be notified of this during First Allmerica Financial's proposal stage.

        b. In determining the number of eligible lives for optional plans, any member of the group earning $30,000 or more will be used. For example, in a group of three hundred (300) lives of which two hundred (200) earn less than $30,000 and one hundred (100) earn $30,000 or more, First Allmerica Financial would look to the 100-249 category for the maximum Guaranteed Issue amount, not to exceed five (5) times salary.

        c. When a tiered case is proposed, First Allmerica Financial will look to the entire group to determine maximum guaranteed issue amounts. For example, an employer wants to provide fifty (50) senior partners with $1,000,000 of coverage and seventy-five (75) junior partners will $500,000 of coverage. First Allmerica Financial will look at the 125-participant category in determining the maximum guaranteed issue amount.

        d. If a multiple of salary plan is being replaced on an at work basis, First Allmerica Financial will offer additional multiples of salary (not to exceed the lesser of the dollar cap for the given category or five (5) times salary) on a dread disease basis. For example, if a three (3) times salary plan is being replaced and there is no supplemental coverage currently in place, First Allmerica Financial will offer another two (2) times salary on a dread disease basis.

        e. Coverage will be replaced on an at work basis in carve-out situations (2a above) if the employee is age 70 or under. In situations when there are a few employees over age 70, First Allmerica Financial has the right to offer coverage on an at work basis if the coverage is $1,500,000 or less. ReliaStar will be notified of this during First Allmerica Financial's proposal stage.

        f. A nonqualified 401(k) type plan that is offered to all eligible employees who want to defer a portion of their income will make up a distinct group. This group will be categorized as full participation where coverage is not being replaced.

        g. For nonqualified plans, other than group term carve-outs, such as SERPs, non-qualified 401(k) type plans, or Split Dollar Plans, the five (5) times salary cap should not necessarily apply. For example, when the product is used to fund lost benefits, etc., there are factors that determine the death benefit other than a multiple of salary. For example, an employer wants to minimum death benefit to fund for a cash value equal to X at age 60. The minimum death benefit may be more than five (5) times the insured's salary. The five (5) times salary cap should apply only to group term carve-out and optional plans.

        h. Increases up to ten percent (10%) per year on a cumulative basis are available on an actively at work basis. Annual increases of greater than ten percent (10%) and less than twenty percent (20%) will be considered based upon actively at work and dread disease. Any annual increase of twenty percent (20%) or more in one (1) year will require full evidence of insurability. (Maximum cap not to exceed $500,000 of applicable category).

        i. Only fully underwritten amounts over $1,000,000 need to be submitted facultatively.

        j. Cases of five (5) to twenty-four (24) lives will be fully underwritten and are considered to have a Guaranteed Issue limit of zero (0).

                                   SCHEDULE C
                   YEARLY RENEWABLE TERM REISURANCE AGREEMENT
                            Effective: March 1, 1996
                                    issued to
                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY
                       Annual Mortality Charges Per $1,000

      AGE             N/S          SMOKER        BLENDED          AGE           N/S          SMOKER        BLENDED
      ---             ---          ------        -------          ---           ---          ------        -------
       0              2.38           2.38          2.38           48             2.38          4.47           2.80
       1              0.64           0.64          0.64           49             2.57          4.83           3.02
       2              0.59           0.59          0.59           50             2.77          5.80           3.38
       3              0.58           0.58          0.58           51             3.01          5.80           3.57
       4              0.56           0.56          0.56           52             3.27          6.08           3.83
       5              0.54           0.54          0.54           53             3.54          6.21           4.07
       6              0.51           0.51          0.51           54             3.84          7.24           4.52
       7              0.48           0.48          0.48           55             4.18          9.05           5.15
       8              0.46           0.46          0.46           56             4.69          9.05           5.56
       9              0.45           0.45          0.45           57             5.25          9.30           6.06
      10              0.44           0.44          0.44           58             5.80          9.83           6.61
      11              0.46           0.46          0.46           59             6.42         10.85           7.31
      12              0.51           0.51          0.51           60             7.12         14.10           8.52
      13              0.58           0.58          0.58           61             7.73         14.12           9.01
      14              0.67           0.67          0.67           62             8.42         14.30           9.60
      15              0.77           0.77          0.77           63             9.20         14.94          10.35
      16              0.85           0.85          0.85           64            10.07         18.03          11.66
      17              0.93           0.93          0.93           65            11.02         19.99          12.81
      18              0.85           1.20          0.92           66            12.28         21.76          14.18
      19              0.88           1.25          0.95           67            13.66         23.59          15.65
      20              0.90           1.27          0.97           68            15.12         25.46          17.19
      21              0.90           1.26          0.97           69            16.72         27.42          18.86
      22              0.88           1.28          0.96           70            18.52         29.59          20.73
      23              0.87           1.26          0.95           71            20.14         31.68          22.45
      24              0.85           1.24          0.93           72            21.99         34.07          24.41
      25              0.84           1.20          0.91           73            24.11         36.75          26.64
      26              0.82           1.76          0.89           74            26.45         39.66          29.09
      27              0.81           1.17          0.88           75            28.91         42.84          31.70
      28              0.80           1.16          0.87           76            32.05         47.57          35.15
      29              0.81           1.17          0.88           77            35.37         52.53          38.80
      30              0.81           1.20          0.89           78            38.83         57.66          42.60
      31              0.83           1.25          0.91           79            42.52         63.08          46.63
      32              0.85           1.28          0.94           80            46.59         69.01          51.07
      33              0.87           1.35          0.97           81            51.23         75.62          56.11
      34              0.92           1.42          1.02           82            56.51         83.09          61.83
      35              0.95           1.51          1.06           83            62.52         91.51          68.32
      36              1.00           1.61          1.12           84            69.15        100.77          75.47
      37              1.06           1.75          1.20           85            76.28        110.52          83.13
      38              1.14           1.89          1.29           86            83.64        122.20          91.35
      39              1.22           2.07          1.39           87            91.28        134.23          99.87
      40              1.31           2.26          1.50           88            99.07        147.74         108.80
      41              1.41           2.49          1.63           89           107.13        161.76         118.06
      42              1.51           2.72          1.75           90           115.54        176.71         127.77
      43              1.63           2.98          1.90           91           124.46        192.74         138.12
      44              1.75           3.25          2.05           92           134.20        208.12         148.98
      45              1.90           3.56          2.23           93           145.24        226.69         161.53
      46              2.04           3.85          2.40           94           159.43        251.37         177.82
      47              2.20           4.15          2.59

                                   SCHEDULE E

                             Underwriting Guidelines
                             EFFECTIVE: JUNE 1, 1999

1. Aggregate Funded Cases and Corporate-Owned/Sponsored Plans including Deferral and SERP Plans (No individual beneficial interest)

     -    $25,000 per life

          # OF INSUREDS             AT ISSUE FACE AMOUNT
          ------------------------  ------------------------------------------
          10 - 25                   Based on individual case consideration

          26 - 50                   $   650,000 - $1,250,000

          51 - 100                  $ 1,275,000 - $2,500,000

            100 +                   $ 2,525,000 - $3,500,000

2.   Split Dollar and Carve-Out Plans (must be formula driven)

          $ 20,000                   Per life to 100 lives

          $ 25,000                   Per life at 100+

          # OF INSUREDS             AT ISSUE FACE AMOUNT
          ------------------------  ------------------------------------------
          10 - 25                   Based on individual case consideration

          26 - 50                   $   520,000 - $1,000,000

          51 - 100                  $ 1,020,000 - $2,000,000

            100 +                   $ 2,525,000 - $3,500,000

Guidelines generally apply to insureds under age 70 who are actively at work performing their normal duties on a full-time basis. All proposed insureds must be part of a defined class of executives.

     - Increases up to 10% annually on a cumulative basis if "actively at work."

          AGES                      MAXIMUM INCREASE COVERAGE
          ------------------------- ------------------------------------------
          Up to Age 69              $ 1,500,000